EXHIBIT 99.1

Coldwater Creek Lowers Fiscal 2006 Fourth Quarter Guidance Expectations

•	Full-Year 2006 Earnings Growth Now Anticipated to be in 30%-35% Range

SANDPOINT, Idaho, Jan. 18, 2007 — Coldwater Creek (Nasdaq: CWTR) today announced that earnings per share for its fiscal 2006 fourth quarter, ending Feb. 3, 2007, are expected to be in the range of $0.16 to $0.17. The company’s previous guidance, provided on Nov. 21, 2006, had been for earnings per share in the range of $0.26 to $0.27.

“Although the strength of our first three quarters is still expected to deliver record performance in terms of full-year 2006 net sales and earnings, customer traffic was slower-than-expected across the country throughout the holiday season, which had a substantial negative impact on our fourth-quarter results,” said Dennis Pence, chairman and chief executive officer for Coldwater Creek. “We began our clearance sale as-planned on Dec. 24, and since that time have successfully been clearing merchandise to ensure that we end the quarter with clean and current inventory levels, while maintaining our historically strong balance sheet and cash position. Due to this increased level of clearance activity, our gross margin rate will be under plan for the quarter, which will negatively affect earnings and operating margin.”

“While overall business was less-than-expected due to decreased customer traffic, the categories of fashion-knit tops, moleskin pants, jewelry and accessories were especially hard-hit,” said Georgia Shonk-Simmons, president & chief merchandising officer. “At the same time, our core items in jackets, sweaters, skirts and denim continued to show relative strength for the period.”

The company will host a conference call on Thursday, Feb. 8, 2007, to discuss guidance on net sales, earnings and store-opening expectations for fiscal 2007.

As previously planned, Coldwater Creek will release its fiscal 2006 fourth-quarter earnings results on Wednesday, March 7, 2007, with a conference call scheduled on the same date.

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Coldwater Creek is an integrated triple-sales-channel retailer of women’s apparel, jewelry, gifts and accessories through a growing number of premium retail stores located across the United States, an e-commerce web site at www.coldwatercreek.com and direct-mail catalogs.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION:

This news release contains “forward-looking statements” within the meaning of the securities laws, including statements relating to our projected fourth quarter and fiscal year 2006 net sales, earnings per share, gross margin and operating margin. These statements are based on management’s current expectations and are subject to a number of uncertainties and risks, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our actual results to differ materially from those expressed or implied by the forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to, our ability to successfully implement our planned retail rollout strategy; our potential inability to recover fixed costs associated with our retail expansion due to sluggish sales; unanticipated increases in mailing and printing costs; consumer privacy concerns about purchasing merchandise over the Internet or potential external or internal infrastructure system failures affecting our e-commerce website; uncertainties related to managing expanding operations and the complexities of our multi-channel strategy; the cost of additional overhead that may be required to expand our brand; the inherent difficulty in forecasting consumer buying and retail traffic patterns and trends, which may be affected by factors beyond our control, such as increased promotional activity in the specialty retail marketplace, weather, economic, political and competitive conditions and the possibility that because of poor customer response we may be required to sell merchandise at lower than expected margins, or at a loss; and such other factors as are discussed in our Quarterly Reports on Form 10-Q, as may be amended, and in our most recent Annual Report on Form 10-K/A filed with the U.S. Securities and Exchange Commission (“SEC”). We believe that these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. We are not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release. We provide a detailed discussion of risk factors in periodic SEC filings, and you are encouraged to review these filings in connection with this release.

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Contact:

COLDWATER CREEK INC.

David Gunter

Divisional Vice President of Corporate Communications & Investor Relations

208-263-2266